EXHIBIT 99.1


                         SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 15, 2002, by and between CTS CORPORATION, an Indiana corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

                  The Company wishes to sell to each Purchaser, and each Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, a 6 1/2% Convertible Subordinated Debenture in the form attached hereto as Exhibit A (a "Closing Debenture" and, together with each other Closing Debenture issued hereunder, the "Closing Debentures"). In connection with such purchase and sale, the Company has granted to each Purchaser an option to purchase an additional debenture with a conversion price the same as that applicable to, and otherwise with terms substantially identical to those contained in, the Closing Debentures (an "Option Debenture" and, together with each other Option Debenture issued hereunder, the "Option Debentures"). The Closing Debentures and the Option Debentures are collectively referred to herein as the "Debentures".

                  The Debentures are convertible into shares (the "Conversion Shares") of the Company's common stock, without par value (the "Common Stock"). The Debentures and the Conversion Shares are collectively referred to herein as the "Securities".

                  The Company has agreed to effect the registration of the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement of even date herewith by and between the Company and each Purchaser (the "Registration Rights Agreement"). The sale of the Debentures by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

                  The Company and each Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF DEBENTURES.
         -------------------------------

                  1.1 Purchase of Closing Debentures. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Purchaser agrees to purchase a Closing Debenture with a principal amount equal to the amount set forth below such Purchaser's name on the signature pages hereof. The purchase price for the Closing Debenture being purchased by a Purchaser (the "Purchase Price") shall be equal to the principal amount of such Closing Debenture. The aggregate Purchase Price to be paid by all of the Purchasers for the Closing Debentures shall be equal to twenty five million dollars ($25,000,000). The date on which the closing of the purchase and sale of the Closing Debentures occurs (the "Initial Closing") is hereinafter referred to as the "Initial Closing Date". Subject to the satisfaction or waiver of the conditions set forth herein, the Initial Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Purchaser (which delivery may be effected by facsimile transmission), and
(B) full payment of each Purchaser's Purchase Price has been made by such Purchaser by wire transfer of immediately available funds against physical delivery by the Company of the duly executed Closing Debenture purchased by such Purchaser at the Initial Closing.

         1.2      Purchase of Option Debentures.
                  -----------------------------

                  (a) Each Purchaser shall have the right to purchase from the Company (the "Purchase Option"), at any time during the period beginning on the Initial Closing Date and ending on the ninetieth (90th) day thereafter (the "Option Period"), an Option Debenture with a principal amount of up to (A) five million dollars ($5,000,000) multiplied by (B) a fraction, the numerator of which is the principal amount of the Closing Debenture purchased by such Purchaser and the denominator of which is the aggregate principal amount of the Closing Debentures purchased by all of the Purchasers.

                  (b)  If a Purchaser wishes to exercise the Purchase
Option, such Purchaser must deliver a written notice (an "Option Notice") to the Company during the Option Period specifying the principal amount of the Option Debenture that such Purchaser wishes to purchase. In the event that, upon the expiration of the Option Period (or such earlier date on which each of the Purchasers has notified the Company of its intentions regarding the purchase of the Option Debentures), less than all of the Purchasers have exercised the Purchase Option, the Company shall, within two (2) Business Days thereafter provide to each Purchaser which exercised the Purchase Option (the "Remaining Purchasers") a written notice (a "Remaining Debenture Notice") specifying the principal amount of the Option Debentures that remain unpurchased (the "Remaining Debentures"). The Remaining Purchasers may purchase the Remaining Debentures at the Option Closing on a pro rata basis (based on the principal amount of the Option Debenture purchased by each Remaining Purchaser relative to the aggregate principal amount of the Option Debentures purchased by all of the Remaining Purchasers) or in any other manner on which the Remaining Purchasers agree. In order to purchase a Remaining Debenture, a Remaining Purchaser must notify the Company in writing of the number of Remaining Debentures that such Remaining Purchaser wishes to purchase (not to exceed such Remaining Purchaser's pro rata share of the Remaining Debentures) within two (2) Business Days following delivery of the Remaining Debenture Notice. Upon the purchase of a Remaining Debenture by a Remaining Purchaser, the principal amount of such Remaining Debenture will be added to the principal amount of the Option Debenture being purchased by such Remaining Purchaser, and the Company shall not be obligated to issue a separate Remaining Debenture.

                  (c)  The date on which the closing (the "Option
Closing") of the purchase and sale of the Option Debentures occurs (the "Option Closing Date") shall be the fifth (5th) Business Day following the end of the Option Period, or such other date to which the Company and the Remaining Purchasers agree. A Purchaser may rescind its Option Notice and terminate its purchase of the Option Debenture at any time prior to the Option Closing, for any reason in its sole discretion, without any further obligation or liability on its part with respect to such purchase. The Initial Closing and the Option Closing are together referred to herein as the "Closings" and the Initial Closing Date and the Option Closing Date are together referred to herein as the "Closing Dates".

                  (d) At the Option Closing, (A) each Purchaser shall deliver to the Company, in immediately available funds, the purchase price for the Option Debenture being purchased by such Purchaser, which purchase price shall be equal to the principal amount of such Option Debenture, and (B) the Company shall deliver to such Purchaser (x) such Option Debenture, duly executed by an authorized officer of the Company, (y) an opinion of counsel, dated as of the Option Closing Date, substantially in the form of Exhibit 5.1.5 hereto, and
(z) a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects as of the Option Closing Date as if made on such date and that the Company has complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company at or prior to the Option Closing, and acknowledging that such Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein.

      1.3 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

     "Affiliate"  means,  as to any Person  (the  "subject  Person"),  any other
Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

     "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof, and all attachments hereto.

      "Bankruptcy Events" has the meaning specified in Section 6.2(a).

      "Blockage Notice" has the meaning specified in Section 6.3(a).

      "Blockage Period" has the meaning specified in Section 6.3(a).

      "Business Day" means any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business.

     "Conversion Price" has the meaning specified in the Debentures.

     "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations (contingent or otherwise) of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person;
(e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; and (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, bankers guarantees, surety or other bonds and similar instruments.

     "DSSP Plan" means the Company's direct stock purchase plan, as amended from time to time.

     "Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

     "GAAP" means generally accepted accounting principles used in the United States, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

     "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material Adverse Effect" means an effect that has a material and adverse consequence on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

     "Material Contracts" means, as to the Company or any of its Subsidiaries, any supply, purchase, service, employment, tax, indemnity, stockholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, the Company or any such Subsidiary, or by which the Company or any such Subsidiary or any of their respective Properties is otherwise bound and any and all amendments, modifications, supplements, renewals or restatements thereof.

     "Maturity Date" with respect to a Debenture shall mean the five-year anniversary of the issue date for such Debenture, or such earlier date to which the Maturity Date may be accelerated pursuant to the terms of such Debenture.

     "NYSE" means the New York Stock Exchange, Inc.

     "Obligations" means any and all indebtedness, liabilities and obligations of the Company to the Purchaser evidenced by and/or arising pursuant to any of the Transaction Documents (including, without limitation, this Agreement and the Debentures), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Transaction Documents.

     "Permitted Liens" means the following:

                           (a)  encumbrances consisting of easements,
         rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (b)  Liens for taxes, assessments or other
         governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

                           (c)  Liens of mechanics, materialmen,
         warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

                           (d) Liens now existing or hereafter established pursuant to the terms of the Senior Credit Agreement ; and

                           (e) other Liens permitted by the terms of the Senior Credit Agreement.

     "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

     "Property" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

     "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Restricted Payment" means (a) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding; provided, however, that the Company may (i) contribute capital in the form of cash or other assets to any Subsidiary, the voting equity of which (other than qualifying shares) is owned entirely by the Company; (ii) permit any Subsidiary described in the immediately preceding clause (i) to transfer assets to any other such Subsidiary; and (iii) purchase up to an aggregate of two million (2,000,000) shares of Common Stock from its shareholders (such number being subject to adjustment for stock splits, stock dividends and similar events) as long as such purchase is made in compliance with all of the provisions of Rule 10b-18 under the Exchange Act, including without limitation the conditions set forth in paragraph (b) of such Rule, regardless of whether an exemption therefrom may be available to the Company at the time of such purchase; and (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Debt other than with respect to the Debentures or the Senior Debt. Notwithstanding the foregoing, "Restricted Payment" shall not include the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the Board of Directors of the Company.

     "Senior Credit Agreement" means that certain Third Amended and Restated Senior Credit Agreement dated as of December 20, 2001 among the Company, the institutions from time to time parties thereto as lenders (the "Senior Lenders") and Bank One, NA, in its capacity as agent for itself and the Senior Lenders, together with its successors and assigns (the "Senior Agent"), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, or any other "Loan Documents" under and as defined therein, and in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced from time to time by one or more facilities. With respect to replaced or refinanced agreements, the terms used herein shall have the nearest equivalent term, if any, as the definition contained in the Senior Credit Agreement.

     "Senior Debt" means (a)(i) the outstanding principal balance of all "Obligations" under and pursuant to the Senior Credit Agreement including, without limitation, reimbursement obligations under letters of credit issued pursuant to the Senior Credit Agreement and (ii) all obligations under interest rate or foreign currency hedging or commodity price hedging, swap, cap, collar or similar agreements of the Company to the Senior Agent, any Senior Lender or any of their respective affiliates, whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings), including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the Senior Credit Agreement and costs, expenses, and legal fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); (b) amounts disbursed or advanced (including, without limitation in connection with the provision of any financing or other financial accommodations pursuant to Section 364 of the Bankruptcy Code) by the Senior Lenders which the Senior Lenders, in their discretion, deem necessary or desirable to preserve or protect any "Collateral" (as defined in the Senior Credit Agreement) or to enhance the likelihood or maximize the amount of repayment of the Senior Debt, including, but not limited to, all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Senior Lenders in connection with the Senior Debt or the collateral therefor; and (c) any Debt of the Company which by the express terms thereof does not rank junior to the Debentures.

     "Subordinated Debt" means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured; and (b) such Debt is contractually subordinated, as to payment, whether upon a Liquidation Event or an Event of Default (as each such term is defined in the Debentures), to the payment in full of the Debentures and the Obligations pursuant to written agreements that are enforceable by any Purchaser against the holder of any such Debt .

     "Subordinated Debt Documents" means any and all agreements, documents and instruments now or hereafter evidencing or governing the subordination of any Subordinated Debt to the Obligations.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "Trading Day" shall mean any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is then listed or traded.

     "Transaction  Documents"  means (i) this  Agreement,  (ii) the  Debentures,
(iii) the Registration Rights Agreement and (iii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at any Closing.

     "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the holders of a majority of the unpaid principal amount of the Debentures and reasonably satisfactory to the Company.

     1.4 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.
         ------------------------------------------------

         Each Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the date of each Closing:

         2.1 Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Debentures and to execute and deliver this Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, and the Registration Rights Agreement has been duly authorized and when executed and delivered by such Purchaser will constitute, such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         2.2 No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents, and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Purchaser's organizational documents, (ii) materially conflict with any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser. Such Purchaser is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under any of the Transaction Documents.

         2.3 Accredited Investor. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D, and is acquiring the Debentures solely for its own account as a principal and not with a present view to, and has no arrangement with any Person with respect to, the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

         2.4 Information. Such Purchaser has such knowledge and experience in financial and business matters in general and investments in particular that it is able to evaluate the merits and risks of an investment in the Debentures and to protect its own interests in connection with such investments. The Company has provided such Purchaser with information that such Purchaser considers necessary or appropriate regarding the business, operations and financial condition of the Company, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

         2.5  Not an Affiliate or Related Person. Such Purchaser is not
(i) an officer, director of "affiliate" (as that term is defined in Rule 405 of the Act) of the Company or (ii) a "Related Party" of the Company, or any subsidiary, affiliate or other closely-related person of a "Related Party" of the Company, or a company or entity in which a "Related Party" of the Company has a substantial direct or indirect interest within the meaning of the rules of the NYSE.

         2.6 Limitations on Disposition. Such Purchaser understands that there is no public trading market for the Debentures, that none is expected to develop, and that the Debentures must be held indefinitely unless such Debentures are converted or the obligations thereunder are paid in full. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

         2.7 Sales of Common Stock. (a) During the period sixty (60) days prior to the date of this Agreement, such Purchaser has not engaged in any short sales or hedging of any kind in anticipation of the transactions contemplated by this Agreement, and (b) during the term of this Agreement, such Purchaser will make all sales and other dispositions, including short sales, of the Common Stock in compliance with all applicable Federal and state securities laws.

         2.8 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

     Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision ("Rule 144"), and such Purchaser provides the Company with customary seller's and broker's representation letters, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

         2.9 Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Purchaser and agrees with each Purchaser that, as of the date of this Agreement and as of the date of each Closing:

         3.1  Organization, Good Standing and Qualification. Each of the
Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify has had or would reasonably be expected to have a Material Adverse Effect.

         3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Debentures to the Purchasers in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures. Except as described on Schedule 3.2, all corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been obtained, and, based in part upon the representations of each Purchaser in this Agreement, no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the NYSE or otherwise). The Company's Board of Directors has determined, at a duly convened meeting, that the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debentures), are in the best interests of the Company.

         3.3  Enforcement. This Agreement constitutes, and the
Registration Rights Agreement, when executed and delivered by the Company will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         3.4  Disclosure Documents; Agreements; Financial Statements;
Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) all Current Reports on Form 8-K required to be filed with the Commission since December 31, 2001 and (iii) the Company's definitive Proxy Statement for its 2001 Annual Meeting of Stockholders (collectively, the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the date of such Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

         3.5  Capitalization; Debt Schedule. The capitalization of the
Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries. Schedule 3.5 sets forth a description of all outstanding Debt of the Company.

         3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (a) will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity and (b) based in part upon the representations of each Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

         3.7 No Conflict with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its charter, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Governmental Requirement applicable to the Company, which has had or would reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation the issuance of the Debentures, the payment of any amounts due thereunder (subject to the provisions of Section 6 hereof) and the reservation for issuance and issuance of the Conversion Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract (including without limitation the Senior Credit Agreement) or an event which results in the creation of any Lien upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any "reset" or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a "poison pill" provision or otherwise), on the part of holders of the Company's securities.

         3.8      Financial Condition; Taxes; Litigation.


                  3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

                  3.8.2 The Company and each of its Subsidiaries has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes or which has not had or would not reasonably be expected to have a Material Adverse Effect.

                  3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which has had or would reasonably be expected to have a Material Adverse Effect.

                  3.8.4 Except as described in the Disclosure Documents, there is no claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith which has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

         3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required to be filed thereby since December 31, 2000. The Company is eligible to register the Conversion Shares for resale by each Purchaser on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances known to the Company (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of all Conversion Shares by each Purchaser.

         3.10 Listing on the NYSE. The Common Stock is listed on the NYSE and no suspension or restriction on the trading of the Common Stock on the NYSE exists or, to the Company's knowledge, is threatened or contemplated. The Company meets the continuing eligibility requirements for listing on the NYSE and has not received any notice from the NYSE that it may not currently satisfy such requirements or that such continued listing is in any way threatened.

         3.11 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures is unconditional and absolute regardless of the effect of any such dilution.

         3.12 Intellectual Property. The Company and its Subsidiaries each owns or possesses all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others except where such failure to own or possess or conflict has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not alter or impair, individually or in the aggregate, any of such rights of the Company other than any alteration or impairment which would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, none of its planned or current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect. There is no violation by the Company of any right of the Company with respect to any material Intellectual Property owned or used by the Company except any violation which has not had and would not reasonably be expected to have a Material Adverse Effect. The Company's rights to such Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination which has had or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property Rights that are the subject of licenses granted by third parties except for any non-compliance which has not had and would not reasonably be expected to have a Material Adverse Effect.

         3.13  Registration Rights; Rights of Participation. (A) the
Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or other consideration as a result of, the transactions contemplated by this Agreement or the other Transaction Documents.

         3.14  Solicitation; Other Issuances of Securities. Neither the
Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) based in part on the representations of each Purchaser in this Agreement, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchaser or the issuance of the Conversion Shares for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE, nor will the Company or any of its Subsidiaries or Affiliates take any action or steps (other than as required by the terms of the Registration Rights Agreement) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

         3.15 Fees. Except for the fees owed by the Company to Granite Financial, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless the Purchaser from and against any claim by any person or entity alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

         3.16 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.


         3.17  Environment. Except as disclosed in the Disclosure Documents
(i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         3.18 Disclosure. No written statement, information, report, representation or warranty made by the Company in any Transaction Document or furnished to such Purchaser by or on behalf of the Company in connection with
(i) the Transaction Documents, (ii) any transaction contemplated hereby or thereby, or (iii) such Purchaser's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Company which has had a Material Adverse Effect, and there is no fact known to the Company which could reasonably be expected to have a Material Adverse Effect except as may have been disclosed in writing to such Purchaser. The Company has not disclosed to such Purchaser any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement.

         3.19 Property. The Company and its Subsidiaries have good and marketable title to all real Property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries.

         3.20 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess such certificates, authorizations and permits has not had and would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

4.       COVENANTS OF THE COMPANY AND THE PURCHASERS.
         -------------------------------------------

     4.1 The Company  agrees with each  Purchaser  that it will,  following each
Closing:

     (a) file a Form D with respect to the Securities issued at such Closing as required under Regulation D and to provide a copy thereof to such Purchaser promptly after such filing;

     (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures issued at such Closing for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Purchaser at such Purchaser's request; and

     (c) (A) with respect to the Initial Closing, (i) issue a press release describing the transactions contemplated by this Agreement and the other Transaction Documents on or before the Business Day following the Initial Closing Date and (ii) file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with this Agreement and all exhibits attached to such Form 8-K as an exhibit thereto, on or before the third (3rd) Business Day following the Initial Closing Date in the form required by the Exchange Act and B) with respect to the Option Closing, issue a press release announcing the issuance of the Option Debentures on or before the Business Day following the Option Closing Date.

     4.2 The Company agrees that it will, as long as the Purchaser or any Affiliate of the Purchaser beneficially owns any Securities:

     (a) maintain its corporate existence in good standing;

     (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

     (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

     (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

     (f) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and, during the two year period beginning on the date of this Agreement, refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

         4.3 Reservation of Common Stock. The Company shall, at all times that the Debentures are outstanding, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock equal to one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon conversion of the outstanding Debentures in full at the Conversion Price then in effect (the "Reserved Amount"). The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of two-thirds of the aggregate principal amount of the Debentures then outstanding, unless, immediately following such reduction, the Reserved Amount shall represent at least one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon conversion of the outstanding Debentures in full at the Conversion Price then in effect. The initial Reserved Amount shall be allocated pro rata among the Purchasers based on the principal amount of the Debentures issued to each Purchaser at the Initial Closing. Any increase in the Reserved Amount shall be allocated pro rata among the Holders based on the principal amount of the Debentures held by such Holder at the time of such increase. In the event that a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be reallocated to the remaining Holders pro rata based on the principal amount of the Debentures then held by such Holders.

         4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures to prepay Senior Debt arising under the Senior Credit Agreement, solely net of amounts permitted to be deducted from such proceeds pursuant to the Senior Credit Agreement for the purposes specified therein.

         4.5 Restricted Payments. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

                  (a) the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) (i) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, (ii) an Event of Default (as defined in the Debentures), or an event which with the lapse of time or giving of notice or both would constitute an Event of Default, has not occurred and is continuing, and (iii) such payment would not result in, or reasonably be expected to result in, an Event of Default; and

                  (b) Subsidiaries of the Company may make Restricted Payments to the Company.

         4.6 Transactions with Affiliates. The Company agrees that neither it nor any of its Subsidiaries will enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary, as the case may be, than those which could be obtained if such contract or undertaking were an arms' length transaction with a person or entity other than an Affiliate.

         4.7 Listing on NYSE. The Company shall (i) on or before the Initial Closing Date, submit such listing applications and take such action as may be necessary to list all of the Conversion Shares that may be issued by the Company (or such surviving entity) under the Debentures on the NYSE, and provide each Purchaser with reasonable evidence thereof and (ii) use its commercially reasonable efforts to maintain the listing of the Common Stock on the NYSE until the earlier to occur of (x) the date on which no Purchaser holds any Debentures or Registrable Securities (as defined in the Registration Rights Agreement) and
(y) the fifth (5th anniversary of the Initial Closing Date.

         4.8 Management Restrictions. During the period beginning on the date of this Agreement and ending on the ninetieth (90th) day following such date, no executive officer of the Company may, directly or indirectly, sell, transfer or otherwise dispose of (whether through the writing or purchase of options, futures or derivative instruments), or publicly announce (whether through the filing of a notice or otherwise) such individual's intention to dispose of, any Common Stock held or beneficially owned by such individual.

         4.9 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

         4.10 Company's Instructions to Transfer Agent. On or prior to the Initial Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide each Purchaser with a copy thereof, directing the Transfer Agent to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from a Purchaser, in the amount specified in such Conversion Notice, in the name of such Purchaser or its nominee, and to deliver such certificates to such Purchaser no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Debentures). Such certificates shall bear a restrictive legend to the extent and in the form required by the terms of this Agreement. As long as the Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Debentures, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to receive physical certificates therefor, and as long as this Agreement does not then require a restrictive legend to be placed on such shares, the transfer agent may effect delivery of Conversion Shares by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

         4.11 Consent under Senior Credit Agreement; Amendments, etc. The Company shall use its reasonable best efforts to obtain the consent of the Senior Agent and the "Required Lenders" (as defined in the Senior Credit Agreement) to the Transaction Documents and the transactions contemplated thereby, such consent to be subject to no conditions other than those which are satisfied prior to the Initial Closing Date.

5.  CONDITIONS TO CLOSING.
    ---------------------

         5.1  Conditions to Purchasers' Obligations at the Initial
Closing. Each Purchaser's obligations at the Initial Closing, including without limitation its obligation to purchase a Closing Debenture, are conditioned upon the fulfillment (or waiver by such Purchaser) of each of the following events as of the Initial Closing Date:

                  5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

                  5.1.2    the Company shall have complied with or
                           performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before such Closing;

                  5.1.3 the Initial Closing Date shall occur on a date that is not later than April 16, 2002;

                  5.1.4    the Company shall have delivered to the
                           Purchaser a certificate, signed by the Chief
                           Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Initial Closing, it being understood that the Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

                  5.1.5 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of such date, in such form and covering such matters as shall be acceptable to such Purchaser;

                  5.1.6 the Company shall have delivered duly executed certificates representing the Debenture being purchased by such Purchaser;

                  5.1.7 the Company shall have executed and delivered the Registration Rights Agreement;

                  5.1.8 the Common Stock shall be listed and actively traded on the NYSE;

                  5.1.9 each of the Company's executive officers shall have executed and delivered a letter agreement addressed to such Purchaser regarding such person's agreement to refrain from selling such person's holdings of Common Stock for ninety (90) days from the Initial Closing Date; and

                  5.1.10 the Company shall have received the consent of the Senior Agent and the "Required Lenders" (as defined in the Senior Credit Agreement) to the Transaction Documents and the transactions contemplated thereby, such consent to be subject to no conditions other than those which are satisfied prior to the Initial Closing Date.

         5.2 Conditions to Company's Obligations at the Initial Closing. The Company's obligations at the Initial Closing are conditioned upon the fulfillment of each of the following events as of the date of such Closing:

                  5.2.1 the representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

                  5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by each Purchaser on or before such Closing;

                  5.2.3 each Purchaser shall have executed and delivered the Registration Rights Agreement; and

                  5.2.4 the Company shall have received the consent of the Senior Agent and the "Required Lenders" (as defined in the Senior Credit Agreement) to the Transaction Documents and the transactions contemplated thereby.

6.       SUBORDINATION.
         -------------

         6.1 Obligations Subordinated to Senior Debt. The Company covenants and agrees, and each Purchaser likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 6, the payment of the principal of and interest on the Debentures and all other payment Obligations of the Company to any Purchaser hereunder or under any of the Transaction Documents, including pursuant to any guaranty made by or on behalf of, or indemnification obligations of, the Company or any right of set-off in favor of any Purchaser, are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt in cash, property or securities acceptable to the holders of Senior Debt.

6.2           Payment Over of Proceeds Upon Dissolution.
              -----------------------------------------

                  (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then and in any such event:

                                    (A)   the holders of Senior Debt
                  (including the Senior Agent, on behalf of the Senior Lenders), shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash, property or securities acceptable to the holders of Senior Debt, before any Purchaser is entitled to receive any payment from or on behalf of the Company on account of the Obligations;

                                    (B)  any payment or distribution of
                  assets by the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Purchaser would be entitled but for the provisions of this Section 6, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Subordinated Debt of the Company (except for any such payment or distribution (1) authorized by an unstayed, final, non-appealable order or decree stating that effect is being given to the subordination of such Obligations to the Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or (2) constituting securities which, if debt securities, are subordinated to at least the same extent as such Obligations to the payment of all Senior Debt then outstanding and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the one-year anniversary of the maturity of such Senior Debt (the "Permitted Junior Securities")) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Debt or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Debt held or represented by each, to the extent necessary to make payment in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                                    (C)  in the event that, notwithstanding
                  the foregoing provisions of this Section 6, any Purchaser shall have received from or on behalf of the Company any payment or distribution of assets of any kind or character in violation of the foregoing subclauses (A) or (B), whether in cash, property or securities acceptable to the holders of Senior Debt, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Subordinated Obligations of the Company (but excluding any Permitted Junior Securities) before all such Senior Debt is paid in full in cash, property or securities acceptable to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash, property or securities, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  (b) If there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation.

         6.3      No Payment in Certain Circumstances.
                  -----------------------------------

                  (a) In the event that (i) the Company shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Debt (a "Payment Default") which Payment Default shall not have been cured or waived, and each Purchaser that is either an original party hereto or that is an assignee thereof as to which the Senior Agent has received actual notice receives written notice of such Payment Default from the Company or any holder of Senior Debt, or (ii) the Company shall fail to comply with the covenants contained in the Senior Credit Agreement, or any event of default under the Senior Credit Agreement (other than a Payment Default) shall occur and be continuing, which shall not have been cured or waived (a "Non-Payment Default"), and the Company and each Purchaser that is either an original party hereto or that is an assignee thereof as to which the Senior Agent has received actual notice receives written notice of such Non-Payment Default from the "Required Lenders" under and as defined in the Senior Credit Agreement (or the Senior Agent acting on their behalf) (a "Blockage Notice"); then no payment on account of the Obligations shall be made by the Company (x) in the case of any Payment Default, unless and until such Senior Debt shall have been paid in full in cash or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the earlier of the date on which the Company or the Purchasers receives such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which such Senior Debt to which such Non-Payment Default relates is paid in full in cash or such Non-Payment Default is waived by the holders of such Senior Debt or otherwise cured (a "Blockage Period"); provided, that only one Blockage Notice with respect to any Non-Payment Default may be given in any 360-day period.

                  (b) In the event that, notwithstanding the foregoing, the Company shall make any payment to a Purchaser prohibited by the foregoing provisions of this Section 6.3, then and in such event such payment shall be paid over and delivered forthwith to the Company. The provisions of this Section
6.3 shall not apply to any payment with respect to which Section 6.2 would apply.

         6.4 Acceleration Rights; Remedies. If an Event of Default under the Debentures shall exist at any time that any Senior Debt shall be outstanding or any commitment with respect thereto has not been terminated, neither the Purchasers nor any other holder of the Debentures shall take any action, judicial or otherwise, to accelerate or to collect payment on or redeem, retire, repurchase or otherwise acquire, the Obligations or to pursue any other remedy arising out of such Event of Default prior to the earliest to occur of:

                  (a) the payment in full of all Senior Debt in cash, property or securities acceptable to the holders of Senior
Debt;

                  (b) the occurrence or commencement of a Bankruptcy Event (with respect to which the provisions of Section 6.2 shall govern);

                  (c) the expiration of ten (10) days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the holder or holders entitled to accelerate payments on the Obligations, and such holder's or holders' good faith intention to declare the unpaid amount of all Obligations to be immediately due and payable in accordance with the Transaction Documents, unless, during such period such Event of Default has been waived or cured; and

                  (d)  the acceleration of the maturity of any Senior Debt;

provided, that any amount received by a Purchaser as a result of any acceleration permitted above, prior to payment in full of all Senior Debt in cash, property or securities acceptable to the holders of the Senior Debt, shall be paid to the Senior Agent if otherwise required by and then in accordance with the provisions of this Section 6.

         6.5  Payments Otherwise Permitted. Nothing contained in this
Section 6 or elsewhere in this Agreement or any of the Transaction Documents is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Purchasers, the obligation of the Company, which is absolute and unconditional, to pay to each Purchaser the principal of and interest on the Debenture held by such Purchaser and fulfill all of its other Obligations to such Purchaser as and when the same shall become due and payable in accordance with the terms of this Agreement or such other Transaction Documents, or is intended to or shall affect the relative rights of the Purchasers and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent any Purchaser from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section 6 of the holders of Senior Debt. If the Company fails because of this Section 6 to pay principal of or interest on any Debenture as and when due, or fails to fulfill any of its other Obligations under this Agreement or any other Transaction Document, such failure shall still be deemed an Event of Default (as defined in the Debentures).

         6.6 No Waiver; Amendment. Except as expressly provided herein, no right of any present or future Senior Agent or other holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Senior Agent or holder of Senior Debt, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, the Debentures or any other Transaction Document, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the Senior Agent and other holders of Senior Debt may at any time and from time to time, without the consent of or notice to any Purchaser, without incurring responsibility to the Purchasers and without impairing or releasing the subordination provided in this Section 6 or the obligations hereunder of the Purchasers to the Senior Agent or other holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; (iv) take additional collateral; (v) exercise or refrain from exercising or waiving any rights, powers or remedies against the Company and any other Person; or (vi) otherwise alter the terms of the Senior Debt.

         6.7 Reliance. Upon any payment or distribution of assets of the Company referred to in this Section 6, each Purchaser shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

         6.8 Invalidated Payments. To the extent that the holders of the Senior Debt receive payments on, or proceeds of collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided and/or required to be repaid by the holders of Senior Debt to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the holders of Senior Debt.

         6.9 Amendment. Any material amendment to the provisions of this Section 6, or any other provision of this Agreement, the Debentures or any other Transaction Document that embodies the terms of this Section 6, shall not be effective against any holder of Senior Debt without the consent of the "Required Lenders" under and as defined in the Senior Credit Agreement (or the equivalent definition in any successor agreement).

         6.10 Remedies. The holders of Senior Debt shall be entitled to enforce their rights under this Section 6 specifically, to recover damages by reason of any breach of any provision of this Section 6 and to exercise all other rights existing in their favor. Each Purchaser acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Section 6 and that holders of Senior Debt may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Section 6.

         6.11 Notices. The Company agrees to notify the Senior Agent upon the acceleration of any Obligations and the transfer of any Obligations specifying the name and address of the transferee.

         6.12 Legend. In addition to any other legend required by this Agreement, the Company and each Purchaser, for themselves and their successors and assigns, covenant to cause each instrument representing or evidencing any of the Obligations to have affixed upon it a legend which reads substantially as follows:

                  THIS DEBENTURE IS SUBORDINATED TO OTHER DEBT PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 15, 2002, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, WHICH, AMONG OTHER THINGS, SUBORDINATES THE ISSUER'S OBLIGATIONS HEREUNDER TO THE ISSUER'S OBLIGATIONS TO THE HOLDERS OF "SENIOR DEBT" AS DEFINED IN SAID SECURITIES PURCHASE AGREEMENT.

         6.13 Purchasers' Relation to Senior Debt. With respect to the holders of Senior Debt, each Purchaser undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Section 6 (or, with respect to any Transaction Document, as such covenants and obligations are incorporated by reference in such Transaction Document, taking into account any related terms defined therein), and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement or any other Transaction Documents against the Purchasers. No Purchaser shall be deemed to owe any fiduciary duty to the holders of Senior Debt.


7.       MISCELLANEOUS.
         -------------

                  7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive each Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

                  7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, other than those contained in paragraph 1.2 hereof, in connection with any private sale or transfer of the Debentures in accordance with the terms hereof and the terms of the Debentures, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

                   7.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

                  7.4  Independent Nature of Purchasers' Obligations and
Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   7.5 Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Purchaser shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

                  7.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  7.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.9 Notices. Any notice, demand or request required or permitted to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  CTS Corporation
                  905 West Boulevard North
                  Elkhart, Indiana 46514
                  Attn:    Chief Financial Officer/ General Counsel
                  Tel: (219) 293-7511
                  Fax: (219) 293-6146

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser. Any party hereto may change its address for notices by designating a new address by notice given to the other parties in accordance with this Section 7.9.

                  7.10 Expenses. The Company and each Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company shall reimburse Halifax Fund, L.P. for all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed thirty five thousand dollars ($35,000).

                  7.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least a majority of the unpaid principal amount of the Debentures then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.



CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      ---------------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer


Halifax Fund, L.P.


By: /s/ MAURICE HRYSHKO
    ----------------------------------------------------
        Maurice Hryshko

Address:  c/o The Palladin Group, L.P.
          195 Maplewood Avenue
          Maplewood, NJ 07040
          Fax: (973)-313-6494

Principal Amount of Debentures Purchased: $7,000,000

The above-described purchaser represents by its execution hereof that it is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.


CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      ----------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer


DeAM Convertible Arbitrage Fund, Ltd.


By: /s/ MAURICE HRYSHKO
    ------------------------------------------------
        Maurice Hryshko

Address:  c/o The Palladin Group, L.P.
          195 Maplewood Avenue
          Maplewood, NJ 07040
          Fax: (973)-313-6494

Principal Amount of Debentures Purchased: $5,000,000

The above-described purchaser represents by its execution hereof that it is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      ----------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer



Palladin Overseas Fund, Ltd.


By: /s/ MAURICE HRYSHKO
    ------------------------------------------------
        Maurice Hryshko

Address:   c/o The Palladin Group, L.P.
           195 Maplewood Avenue
           Maplewood, NJ 07040
           Fax: (973)-313-6494

Principal Amount of Debentures Purchased: $1,000,000

The above-described purchaser represents by its execution hereof that it is an "accredited investor" as that term is defined in Rule 501 under the Securities Act of 1933, as amended, with assets of at least $30 million.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      -------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer


Lancer Securities (Cayman) Ltd.


By: /s/ MAURICE HRYSHKO
    ---------------------------------------------
        Maurice Hryshko

Address:   c/o The Palladin Group, L.P.
           195 Maplewood Avenue
           Maplewood, NJ 07040
           (Fax): (973)-313-6494

Principal Amount of Debentures Purchased: $500,000

The above-described purchaser represents by its execution hereof that it is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      --------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer


Palladin Partners I, L.P.


By: /s/ MAURICE HRYSHKO
    -----------------------------------------------
        Maurice Hryshko

Address:   c/o The Palladin Group, L.P.
           195 Maplewood Avenue
           Maplewood, NJ 07040
           Fax: (973)-313-6494

Principal Amount of Debentures Purchased: $500,000

The above-described purchaser represents by its execution hereof that it is an "accredited investor" as that term is defined in Rule 501 under the Securities Act of 1933, as amended, with assets of at least $30 million.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      --------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer

Steelhead Investments, Ltd.


By: /s/ WILLIAM E. ROSE
    -----------------------------------------------
        William E. Rose

Address:   c/o HBK Investments
           300 Crescent Court, Suite 700
           Dallas, TX 75201
           Fax: (214)-758-1232

Principal Amount of Debentures Purchased: $6,000,000

The above-described purchaser represents by its execution hereof that it is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CTS CORPORATION


By:   /s/ VINOD M. KHILNANI
      --------------------------------------------
     Name:  Vinod M. Khilnani
     Title: Senior Vice President and Chief Financial Officer

Ram Trading, Ltd.


By: /s/ JAMES R. PARK
    ----------------------------------------------
        James R. Park

Address:   c/o Ritchie Capital Management
           210 East State Street
           Batavia, IL 60510
           Fax: (630)-761-0100

Principal Amount of Debentures Purchased: $5,000,000

The above-described purchaser represents by its execution hereof that it is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended.